Exhibit 99.2
Pinterest Announces Fourth Quarter and Full Year 2021 Results
SAN FRANCISCO, Calif. - February 3, 2022 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter and year ended December 31, 2021.
•Q4 revenue grew 20% year over year to $847 million. 2021 revenue grew 52% year over year to $2,578 million.
•Global Monthly Active Users (MAUs) decreased 6% year over year to 431 million.
•GAAP net income was $175 million for Q4, including a $49 million one-time share-based compensation charge related to our co-founder’s transition and a $25 million non-cash charitable contribution. GAAP net income was $316 million for 2021. Adjusted EBITDA was $351 million and $814 million for Q4 and 2021, respectively.
“We took important steps in 2021 with the launch of our foundational technology to deliver a video-first publishing platform. And, I’m proud to say that for the first time, we surpassed $2 billion in revenue for the year — growing 52% over the previous year — and reached our first full year of GAAP profitability,” said Ben Silbermann, CEO and co-founder, Pinterest. “As we look ahead to 2022, we plan to further invest in our business as we scale the distribution of Idea Pins through our creator-led content efforts and enhance our core Pinner experience and shopping to make Pinterest the destination for inspiration and action on the internet.”
Q4 and Full Year 2021 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2021	2020		2021	2020
Revenue	$846,655	$705,617	20%	$2,578,027	$1,692,658	52%

Net income (loss)	$174,699	$207,841	(16)%	$316,438	$(128,323)	NM

Non-GAAP net income*	$339,447	$294,312	15%	$778,455	$283,210	175%

Adjusted EBITDA*	$350,859	$299,182	17%	$814,369	$305,004	167%
Adjusted EBITDA margin*	41%	42%		32%	18%

NM - not meaningful
* For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q4 and Full Year 2021 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2021	2020		2021	2020
Revenue - Global	$847	$706	20%	$2,578	$1,693	52%
Revenue - United States	$648	$582	11%	$2,016	$1,425	41%
Revenue - International	$199	$123	61%	$562	$268	110%

MAUs - Global	431	459	(6)%	431	459	(6)%
MAUs - United States	86	98	(12)%	86	98	(12)%
MAUs - International	346	361	(4)%	346	361	(4)%

ARPU - Global	$1.93	$1.57	23%	$5.79	$4.26	36%
ARPU - United States	$7.43	$5.94	25%	$21.98	$15.34	43%
ARPU - International	$0.57	$0.35	62%	$1.59	$0.88	80%

Guidance
Our current expectation is that Q1 revenue will grow in the high teens percentage range year over year. We expect our non-GAAP operating expenses to grow around 10% quarter-over-quarter in Q1*. For the full year, we expect non-GAAP operating expenses to grow around 40% year-over-year as we ramp up our investments in our native content ecosystem, core Pinner experience, and headcount across research and development and sales and marketing*.
As of February 1, 2021, U.S. MAUs were approximately 86.6 million and global MAUs were approximately 436.8 million**.
We intend to provide further detail on our outlook during the conference call.
Our key strategic priorities for 2022 are anchored in creator-led and inspirational content, shopping, Pinner experience, and advertiser success. We plan to scale our native content ecosystem, and we expect research and development efforts to continue to focus on shopping, Pinner product, ad product and measurement investments. We also intend to grow our headcount further to fund our strategic initiatives. We think these investments will support long-term growth and continue to build the foundations for a scaled business over time.
*We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP operating expenses or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.
**    Results, trends and outlook for the Q1 2022 period to date are preliminary, subject to change, and may not be an indication of future performance.

Webcast and conference call information
A live audio webcast of our fourth quarter 2021 earnings release call will be available at investor.pinterestinc.com. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: uncertainty regarding the duration and scope of the coronavirus, including its variants, referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of user engagement and advertising activity; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the impact of the COVID-19 pandemic on our planned investments, operations, expenses, revenue, cash flow, liquidity, users and engagement; our ability to attract, retain and resurrect users and maintain and grow their engagement levels; our ability to provide useful and relevant content; our ability to attract and retain creators that create relevant and engaging content on our platform; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on online application stores' and internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with our hosting services and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. All information provided in this release and in the earnings materials is as of February 3, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net, provision for income taxes, non-cash charitable contributions and, for the third quarter of 2020, a one-time payment for the termination of a future lease contract. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income exclude amortization of acquired intangible assets, share-based compensation expense, non-cash charitable contributions and, for the third quarter of 2020, a one-time payment for the termination of a future lease contract. Non-GAAP income from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income per share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. Unless otherwise indicated, we present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average of the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Investor relations:
Neil Doshi
ir@pinterest.com
Press:
Malorie Lucich
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$1,419,630	$669,230
Marketable securities	1,060,488	1,091,076
Accounts receivable, net of allowances of $8,282 and $8,811 as of December 31, 2021 and 2020, respectively	653,355	563,733
Prepaid expenses and other current assets	48,090	33,502
Total current assets	3,181,563	2,357,541
Property and equipment, net	53,401	69,375
Operating lease right-of-use assets	227,912	155,916
Goodwill and intangible assets, net	61,115	13,562
Other assets	13,247	13,065
Total assets	$3,537,238	$2,609,459
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,675	$49,491
Accrued expenses and other current liabilities	242,131	155,340
Total current liabilities	259,806	204,831
Operating lease liabilities	209,181	139,321
Other liabilities	29,508	22,936
Total liabilities	498,495	367,088

Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 568,228 and 530,140 shares issued and outstanding as of December 31, 2021 and 2020, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 88,644 and 96,232 shares issued and outstanding as of December 31, 2021 and 2020, respectively	7	6
Additional paid-in capital	5,059,528	4,574,934
Accumulated other comprehensive income (loss)	(2,181)	2,480
Accumulated deficit	(2,018,611)	(2,335,049)
Total stockholders’ equity	3,038,743	2,242,371
Total liabilities and stockholders’ equity	$3,537,238	$2,609,459

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$846,655	$705,617	$2,578,027	$1,692,658
Costs and expenses:
Cost of revenue	141,248	129,023	529,320	449,358
Research and development	240,856	163,710	780,264	606,194
Sales and marketing	190,525	120,766	641,279	442,807
General and administrative	94,578	86,969	300,977	336,803
Total costs and expenses	667,207	500,468	2,251,840	1,835,162
Income (loss) from operations	179,448	205,149	326,187	(142,504)
Interest income	822	1,854	4,204	16,119
Interest expense and other income (expense), net	(3,429)	1,509	(9,420)	(635)
Income (loss) before provision for income taxes	176,841	208,512	320,971	(127,020)
Provision for income taxes	2,142	671	4,533	1,303
Net income (loss)	$174,699	$207,841	$316,438	$(128,323)
Net income (loss) per share:
Basic	$0.27	$0.34	$0.49	$(0.22)
Diluted	$0.25	$0.30	$0.46	$(0.22)
Weighted-average shares used in computing net income (loss) per share:
Basic	651,077	618,214	640,030	596,264
Diluted	690,167	689,194	691,651	596,264

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020
Operating activities
Net income (loss)	$316,438	$(128,323)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,500	36,988
Share-based compensation	415,382	321,020
Non-cash charitable contributions	45,300	2,748
Other	9,607	8,332
Changes in assets and liabilities:
Accounts receivable	(88,862)	(253,173)
Prepaid expenses and other assets	(14,727)	4,128
Operating lease right-of-use assets	43,995	41,898
Accounts payable	(33,451)	15,721
Accrued expenses and other liabilities	82,435	23,647
Operating lease liabilities	(50,710)	(44,160)
Net cash provided by operating activities	752,907	28,826
Investing activities
Purchases of property and equipment and intangible assets	(9,031)	(17,401)
Purchases of marketable securities	(1,104,087)	(1,216,260)
Sales of marketable securities	274,654	265,422
Maturities of marketable securities	849,520	920,300
Acquisition of business, net of cash acquired	(36,914)	—
Other investing activities	—	316
Net cash used in investing activities	(25,858)	(47,623)
Financing activities
Proceeds from exercise of stock options, net	23,912	78,282
Shares repurchased for tax withholdings on release of restricted stock units	—	(56,894)
Payment of deferred offering costs and other financing activities	(1,750)	(1,750)
Net cash provided by financing activities	22,162	19,638
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,058)	327
Net increase in cash, cash equivalents and restricted cash	748,153	1,168
Cash, cash equivalents and restricted cash, beginning of period	678,911	677,743
Cash, cash equivalents and restricted cash, end of period	$1,427,064	$678,911

Supplemental cash flow information
Accrued property and equipment	$2,875	$820
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$118,977	$15,089

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,419,630	$669,230
Restricted cash included in prepaid expenses and other current assets	1,137	571
Restricted cash included in other assets	6,297	9,110
Total cash, cash equivalents and restricted cash	$1,427,064	$678,911

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Share-based compensation by function:
Cost of revenue	$1,931	$1,816	$7,438	$7,865
Research and development	115,048	62,097	309,715	218,718
Sales and marketing	13,400	11,842	52,691	35,645
General and administrative	9,021	10,464	45,538	58,792
Total share-based compensation	$139,400	$86,219	$415,382	$321,020

Amortization of acquired intangible assets by function:
Cost of revenue	$296	$94	$579	$377
Sales and marketing	45	—	45	—
General and administrative	197	158	711	636
Total amortization of acquired intangible assets	$538	$252	$1,335	$1,013

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$667,207	$500,468	$2,251,840	$1,835,162
Share-based compensation	(139,400)	(86,219)	(415,382)	(321,020)
Amortization of acquired intangible assets	(538)	(252)	(1,335)	(1,013)
Non-cash charitable contributions	(24,810)	—	(45,300)	—
Termination of future lease contract	—	—	—	(89,500)
Total non-GAAP costs and expenses	$502,459	$413,997	$1,789,823	$1,423,629

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$174,699	$207,841	$316,438	$(128,323)
Depreciation and amortization	7,201	7,814	27,500	36,988
Share-based compensation	139,400	86,219	415,382	321,020
Interest income	(822)	(1,854)	(4,204)	(16,119)
Interest expense and other (income) expense, net	3,429	(1,509)	9,420	635
Provision for income taxes	2,142	671	4,533	1,303
Non-cash charitable contributions	24,810	—	45,300	—
Termination of future lease contract	—	—	—	89,500
Adjusted EBITDA (1)	$350,859	$299,182	$814,369	$305,004

(1)Non-cash charitable contributions of $2.7 million were not excluded for non-GAAP purposes for the year ended December 31, 2020 as these were not material.

PINTEREST, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$174,699	$207,841	$316,438	$(128,323)
Share-based compensation	139,400	86,219	415,382	321,020
Amortization of acquired intangible assets	538	252	1,335	1,013
Non-cash charitable contributions	24,810	—	45,300	—
Termination of future lease contract	—	—	—	89,500
Non-GAAP net income (1)	$339,447	$294,312	$778,455	$283,210

Basic weighted-average shares used in computing net income (loss) per share	651,077	618,214	640,030	596,264
Weighted-average dilutive securities (2)	39,090	70,980	51,621	72,701
Diluted weighted-average shares used in computing non-GAAP net income per share	690,167	689,194	691,651	668,965
Non-GAAP net income per share	$0.49	$0.43	$1.13	$0.42

(1)Non-cash charitable contributions of $2.7 million were not excluded for non-GAAP purposes for the year ended December 31, 2020 as these were not material.
(2)Gives effect to potential common stock instruments such as stock options, unvested restricted stock units and unvested restricted stock awards.